Filed Pursuant to Rule 424(b)(3)
Registration No. 333-192331

KBS STRATEGIC OPPORTUNITY REIT II, INC.
SUPPLEMENT NO. 19 DATED SEPTEMBER 15, 2015
TO THE PROSPECTUS DATED AUGUST 12, 2014

This document supplements, and should be read in conjunction with, the prospectus of KBS Strategic Opportunity REIT II, Inc. dated August 12, 2014, as supplemented by supplement no. 13 dated April 14, 2015, supplement no. 17 dated July 14, 2015 and supplement no. 18 dated August 12, 2015. As used herein, the terms “we,” “our” and “us” refer to KBS Strategic Opportunity REIT II, Inc. and, as required by context, KBS Strategic Opportunity Limited Partnership II, which we refer to as our “Operating Partnership,” and to their subsidiaries. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose a change to the suitability standards for our offering applicable to Nebraska investors.
Suitability Standards
The following disclosure supersedes and replaces the information applicable to Nebraska investors under “Suitability Standards” on page i of the prospectus:

•	Nebraska - Investors must have a net worth of at least ten times their aggregate investment in us and in the securities of other non-publicly traded real estate investment trusts.

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